Exhibit 99.1


[SPRINT NEXTEL LOGO]

                                                       News Release
                                                       Sprint Nextel
                                                       2001 Edmund Halley Drive
                                                       Reston, Va. 20191



                                                                  Media Contact:
                                                      Leigh Horner, 703-433-3044
                                                         leigh.horner@sprint.com


                SPRINT NEXTEL ANNOUNCES KEY LEADERSHIP CHANGES IN
                       MARKETING AND CUSTOMER EXPERIENCE


RESTON, Va. - May 10, 2007 - Sprint Nextel (NYSE: S) today announced senior leadership changes.

Tim Kelly, currently president of Sprint Nextel's Customer Management organization, has been named Chief Marketing Officer, replacing Mark Schweitzer, who is leaving the company at the end of May.

Steve Nielsen, currently senior vice president for Finance Operations, will take over the leadership role in the Customer Management organization as Chief Service Officer.

"Sprint Nextel continues to focus on reinvigorating our branding in the mobility marketplace and with his vast marketing experience in the industry, Tim is the right person to continue our positive momentum," said Gary Forsee, Sprint Nextel chairman and chief executive officer. "We continue to focus on enhancing each and every interaction with our more than 53 million subscribers and I am pleased to have Steve's expertise in a position to make our customers lives' simpler and more productive."

Effective immediately, Kelly will assume responsibility for the development and execution of Sprint Nextel's national marketing strategy, including brand, media, sponsorships, pricing, market research and CRM. This includes Sprint Nextel's transition to Goodby, Silverstein & Partners as its new advertising agency of record with the goal of a more integrated and strategic brand execution across the company's consumer and business product and service offerings. New advertising is expected to be in the marketplace by the end of the second quarter.

Nielsen will be tasked with continuing to improve Sprint Nextel's customer service, working to ensure our associates can quickly and effectively answer questions, resolve issues and create a more positive customer experience. He will be responsible for overseeing all aspects of customer management, including customer experience, customer care, base marketing, and service and repair.

"Mark has been a key member of Sprint Nextel's leadership team for more than ten years and we have been fortunate beneficiaries of his innovation and leadership," said Forsee. "I thank Mark for his many contributions and I am pleased to have Tim and Steve, move to these new roles where they can continue to position the company for success."

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Kelly joined Sprint Nextel in 1994, serving in various positions in branding, advertising, marketing and business development, before being named president of Customer Management. Before joining Sprint, Kelly was senior vice president for Partners and Shevack and served in various positions at D'Arcy, Masius, Benten & Bowles Inc., and Lever Brothers Company in New York. Nielsen led the company's integration efforts when Sprint and Nextel merged in August 2005 and previously served as chief operating officer of US Unwired and chief executive officer of Wireless One.

Kelly and Nielsen will report to Forsee in their new roles.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks serving 53.6 million customers at the end of the first quarter 2007; industry-leading mobile data services; instant national and international walkie-talkie capabilities; and a global Tier 1 Internet backbone. For more information, visit www.sprint.com.